Exhibit 99.1

Planet 13 Announces OMMU Approval for Proposed Sale of Planet 13 Florida and Acquisition of VidaCann

Las Vegas, Nevada – April 29, 2024 - Planet 13 Holdings Inc. (CSE: PLTH) (OTCQX: PLNH) (“Planet 13” or the “Company”), a leading vertically-integrated multi-state cannabis company, today announced it has received approval for the proposed sale of Planet 13 Florida, Inc. (“Planet 13 Florida”), and approval for the proposed acquisition of VidaCann, LLC (“VidaCann”), each of which owns a Medical Marijuana Treatment Center License, from the Florida Office of Medical Marijuana Use (“OMMU”).

The approvals from the OMMU for the sale of Planet 13 Florida and the acquisition of VidaCann (together, the “Transactions”) are the final regulatory approvals required for Planet 13 to close the Transactions. The Company has extended the end date of the VidaCann acquisition to May 31, 2024 and currently expects to close the Transactions in May 2024.

About Planet 13

Planet 13 (https://planet13.com/investors/) is a vertically integrated cannabis company, with award-winning cultivation, production and dispensary operations across its locations in California, Nevada, Illinois, and upcoming sites in Florida. Home to the nation’s largest dispensary located just off The Strip in Las Vegas, Planet 13 continues to expand its footprint. With the recent debut of its first consumption lounge in Las Vegas, DAZED!, and the opening of its first Illinois dispensary in Waukegan, bringing unparalleled cannabis experiences to the Chicago metro area. Planet 13 holds a medical marijuana treatment center license in Florida allowing for state-wide expansion throughout the Sunshine State. Planet 13’s mission is to build a recognizable global brand known for world-class dispensary operations and innovative cannabis products. Licensed cannabis activity is legal in the states Planet 13 operates in but remains illegal under U.S. federal law. Planet 13’s shares trade on the Canadian Securities Exchange (CSE) under the symbol PLTH and are quoted on the OTCQX under the symbol PLNH.

Cautionary Note Regarding Forward-Looking Information

This news release contains forward-looking information and forward-looking statements within the meaning of applicable securities laws. All statements, other than statements of historical fact, are forward-looking statements and are often, but not always, identified by phrases such “plans”, “expects”, “proposed”, “may”, “could”, “would”, “intends”, “anticipates”, or “believes”, or variations of such words and phrases. In this news release, forward-looking statements relate to the timing and completion of the Transactions. Such forward-looking statements reflect what management of the Company believes, or believed at the time, to be reasonable assumptions and accordingly readers are cautioned not to place undue reliance upon such forward-looking statements and that actual results may vary from such forward-looking statements. These assumptions, risks and uncertainties which may cause actual results to differ include, among others, the potential that other conditions to the closing of the Transactions may not be satisfied or the occurrence of any event, change or other circumstances that could give rise to the termination of the agreements relating to the Transactions and those assumptions, risks and uncertainties discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and any of the Company’s subsequent periodic reports filed with the U.S. Securities and Exchange Commission at www.sec.gov and on SEDAR+ at www.sedarplus.ca. Forward-looking statements contained herein are made only as to the date of this press release and we assume no obligation to update or revise any forward-looking statements should they change, except as required by law. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

For further inquiries, please contact:

Robert Groesbeck or Larry Scheffler

Co-Chief Executive Officers

ir@planet13lasvegas.com